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EXHIBIT 23.4

                         CONSENT OF INDEPENDENT AUDITORS



We consent to the inclusion in Amendment No. 1 to the registration statement of eB2B Commerce, Inc. on Form SB-2 (File No. 333-54410) of our report dated February 22, 2000, except for the last paragraph of Note 17, which is as of February 24, 2000 on our audit of the consolidated financial statements of Netlan Enterprises, Inc. and Subsidiaries as of December 31, 1999 and 1998, and for the years then ended. We also consent to the reference to our firm under the caption "Experts".


/s/ Rothstein, Kass & Company, P.C.

Roseland, New Jersey
July 13, 2001